As filed with the Securities and Exchange Commission on June 19, 2002	Registration No. 333- __________

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

VIRAGE LOGIC CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction
of Incorporation or Organization)

77-0416232

(I.R.S. Employer Identification No.)

46501 Landing Parkway, Fremont, California	94538

(Address of Principal Executive Offices)	(Zip Code)

IN-CHIP SYSTEMS, INC. 2001 INCENTIVE AND NON-STATUTORY STOCK OPTION PLAN

(Full Title of the Plan)

Adam A. Kablanian
President and Chief Executive Officer
Virage Logic Corporation
46501 Landing Parkway
Fremont, California 94538

(Name and Address of Agent for Service)

(510) 360-8000

(Telephone Number, Including Area Code, of Agent for Service)

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
Title of		Maximum	Maximum
Securities	Amount to Be	Offering Price	Aggregate	Amount of
To Be Registered	Registered (1)	Per Share (2)	Offering Price	Registration Fee

Common stock, par value $.001, issuable pursuant to unissued options under the In-Chip Systems, Inc. 2001 Incentive and Non-Statutory Stock Option Plan	421,355 shares	$11.65	$4,908,786	$451.61

(1)	Plus such indeterminable number of additional shares of Virage Logic common stock as may be issued as a result of an adjustment in the outstanding shares of Virage Logic common stock by reason of a stock split, stock dividend, recapitalization or other similar capital adjustment, as required, by the In-Chip Systems, Inc. 2001 Incentive and Non-Statutory Stock Option Plan.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) promulgated under the Securities Act 1933, as amended (the “Securities Act”). The price per share and aggregate offering price are based upon the average of the high and low prices of the Company’s Common Stock as reported on the Nasdaq Stock Market for June 12, 2002 for shares reserved for future issuance (pursuant to Rule 457(c) under the Securities Act).

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PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The following documents filed by Virage Logic Corporation (the “Registrant”) with the Securities and Exchange Commission (the “Commission”) are incorporated by reference into this Registration Statement:

     (a)  The Annual Report on Form 10-K for the year ended September 30, 2001;

     (b)  The Quarterly Report on Form 10-Q for the period ended December 31, 2001; the Quarterly Report on Form 10-Q for the period ended March 31, 2002; and the Current Report on Form 8-K, dated June 7, 2002, filed with the Commission on June 7, 2002; and

     (c)  The description of the Registrant’s common stock contained in the Registrant’s Registration Statement on Form 8-A, filed July 20, 2000 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) including any amendments or reports filed for the purposes of updating such description.

     All documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and prior to the termination of the offering of the securities offered hereby shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

     Not Applicable

Item 5. Interests of Named Experts and Counsel.

     The validity of the issuance of the Common Stock will be passed upon by Heller Ehrman White & McAuliffe LLP, Menlo Park, California.

Item 6. Indemnification of Directors and Officers.

     Section 145 of Delaware General Corporation Law permits indemnification of officers, directors and other corporate agents under certain circumstances and subject to certain limitations. The Registrant’s Amended and Restated Certificate of Incorporation and bylaws provide that the Registrant will indemnify its directors and executive officers to the full extent permitted by Delaware General Corporation Law, including in circumstances in which indemnification is otherwise discretionary under Delaware law. In addition, the Registrant has entered into separate indemnification agreements with its directors and executive officers that require the Registrant, among other things, to indemnify them against certain liabilities which may arise by any reason of their status or service (other than liabilities arising from willful misconduct of a culpable nature). The indemnification provisions in the Registrant’s Amended and Restated Certificate of Incorporation and bylaws and the indemnification agreements entered into between the Registrant and its directors and executive officers may be sufficiently broad to permit indemnification of the Registrant’s officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act. The Registrant also maintains director and officer liability insurance, to insure its directors and officers against the cost of defense, settlement or payment of a judgment under certain circumstances.

Item 7. Exemption from Registration Claimed.

     Not Applicable

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Item 8. Exhibits.

Exhibit Number	Exhibit

5.1	Opinion of Heller Ehrman White & McAuliffe LLP
10.1	In-Chip Systems, Inc. 2001 Incentive and Non-Statutory Stock Option Plan
23.1	Consent of Ernst & Young LLP, Independent Accountants
23.2	Consent of PricewaterhouseCoopers LLP, Independent Accountants
23.3	Consent of Heller Ehrman White & McAuliffe LLP (included in its opinion filed as Exhibit 5.1)
24.1	Power of Attorney (included on the signature page of this Registration Statement)

Item 9. Undertakings.

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b)  The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c)  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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Signatures

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, State of California, on this 19th day of June, 2002.

VIRAGE LOGIC CORPORATION

By:	/s/ Adam A. Kablanian

Adam A. Kablanian, President and Chief Executive Officer

Power of Attorney

     Each person whose signature appears below constitutes and appoints Adam A. Kablanian and James R. Pekarsky, or either of them, his true and lawful attorney-in-fact, with the power of substitution and resubstitution, for him in his name, place or stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact and their agents or substitutes, may lawfully do or lawfully cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Adam A. Kablanian Adam A. Kablanian	President, Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	June 19, 2002

/s/ James R. Pekarsky James R. Pekarsky	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	June 19, 2002

/s/ Richard Elkus, Jr. Richard Elkus, Jr.	Director	June 19, 2002

/s/ Michael Hackworth Michael Hackworth	Director	June 19, 2002

/s/ Alexander Shubat Alexander Shubat	Vice President, Chief Technical Officer, Secretary and Director	June 19, 2002

/s/ Michael Stark Michael Stark	Director	June 19, 2002

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EXHIBIT INDEX

Exhibit Number	Exhibit

5.1	Opinion of Heller Ehrman White & McAuliffe LLP
10.1	In-Chip Systems, Inc. 2001 Incentive and Non-Statutory Stock Option Plan
23.1	Consent of Ernst & Young LLP, Independent Accountants
23.2	Consent of PricewaterhouseCoopers LLP, Independent Accountants
23.3	Consent of Heller Ehrman White & McAuliffe LLP (included in its opinion filed as Exhibit 5.1)
24.1	Power of Attorney (included on the signature page of this Registration Statement)